Exhibit 99.1

Manitex International, Inc. Reports First Quarter 2009 Results

Maintains Profitability By Quick Response to Volume Decline

Bridgeview, IL, May 7, 2009 — Manitex International, Inc. (Nasdaq: MNTX), a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles, today announced financial results for the first quarter of 2009, the period ending March 31, 2009.

First Quarter 2009 highlights included: (1)

•	Net income from continuing operations for the three months ended March 31 2009 was $0.1 million or $0.01 per share, after restructuring costs of $0.1 million equivalent to $0.01 per share

•	Net sales for the quarter were $14.0 million, a reduction of 40% from the first quarter of 2008 or 48% excluding the impact of acquisitions made in 2008.

•	Gross profit margin of 21.6% improved 350 basis points from the first quarter of 2008 and 530 basis points from the fourth quarter of 2008.

•	Bank credit facilities approved for extension for three years to April 2012. Availability under lines of credit of approximately $5 million at March 31, 2009.

•	Generated net cash from operating activities in the quarter of $2.5 million, representing a positive improvement of $4.1 million compared to the same period last year.

•	Working capital of $20.8 million and a current ratio (3) of 2.7 at March 31 2009, compared to $23.6 million and 2.4, respectively, at December 31, 2008.

•	EBITDA (2) from continuing operations of $1.0 million, equivalent to 7.4% of sales which represents a 290 basis point improvement over the 4.5% of sales in the same period last year.

•

Announced the receipt of $6.6 million of orders for boom truck cranes for the Middle East and international military forklifts and a strategic marketing alliance with Allied Machinery leading to an initial order of $2 million for boom truck cranes.

Chairman and Chief Executive Officer David Langevin commented, "We recognized early on that this would be a difficult period, and we were able to react quickly to dramatically reduce our costs. It is a strength of our organization to be flexible and very responsive to changing circumstances, and this resulted in our remaining profitable and cash flow positive, despite a 40% decrease in sales, as compared to the first quarter of last year. Further, we were able to maintain our approximate 30% market share for the quarter in our main product category while significantly improving our gross margin percentage along with a solid improvement in our operating margin.”

Mr. Langevin continued, “We were pleased to recently announce bank approval for a three year extension of our credit facility with our principal lender and attribute this positive event to the quality and efforts of our entire Manitex organization. Finally, while we cannot predict with any reliability the future sales trend for the markets we serve, we do believe that with the steps taken to date, namely, reductions in executive and salaried pay, virtual elimination of overtime, headcount reductions of salaried and hourly employees and the introduction of shortened workweeks, that we will continue and improve upon our performance as we progress during the year.”

Andrew Rooke, Manitex International President and Chief Operating Officer commented, “The swift and deep actions we implemented throughout the business resulted in a resilient performance considering the depth of the market decline in the first quarter. Excluding restructuring costs of $0.1 million, we reported net income of $0.2 million. We were able to improve our gross profit margin by 530 basis points over the fourth quarter of 2008 through reducing our manufacturing expenses by 37% to align with the lower levels of demand and maintain our production efficiencies. R&D and

— more —

SG&A expense, excluding restructuring costs, also subject to management actions, was $1.3 million, or 35% lower than the first quarter of 2008 and the fourth quarter of 2008. We continue to focus on cash flow through building to confirmed orders, and were able to reduce operating working capital in the quarter by $3.6 million and generate cash flow from operations of $2.5 million. Our continued inventory management with the cooperation of suppliers will start to generate cash flow during the balance of 2009.”

(1)	The financial data for all years presented reflects the former Testing and Assembly Equipment segment as a discontinued operation.
(2)

EBITDA is a non-GAAP (generally accepted accounting principles in the United States of America) financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures.”

(3)	Current ratio is equal to current assets divided by current liabilities.

Conference Call

On Thursday, May 7, 2009 management will host a conference call at 4:30 p.m. Eastern Time to discuss the results with the investment community.

Anyone interested in participating should call 800-762-8779 if calling within the United States or 480-629-9770 if calling internationally. A re-play will be available until May 14, 2009, which can be accessed by dialing 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use passcode 4067097 to access the replay.

The call will also be accompanied live by webcast over the Internet and is accessible at the Company’s corporate website at www.manitexinternational.com.

Form 10-Q filing

Manitex International plans to file its Form 10-Q for the three months ended March 31, 2009 prior to the deadline for submission of May 15th, 2009.

About Manitex International, Inc.

Manitex International, Inc. is a leading provider of engineered lifting solutions including cranes, rough terrain forklifts, indoor electric forklifts and special mission oriented vehicles, including parts support. Our Manitex subsidiary manufactures and markets a comprehensive line of boom trucks and sign cranes through a national and international dealership network. Our boom trucks and crane products are primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. Our Crane and Machinery division is a Chicago based distributor of cranes including Terex truck and rough terrain cranes, Fuchs material handlers and our own Manitex product line. Crane and Machinery provides after market service in its local market as well as being a leading distributor of OEM crane parts, supplying parts to customers throughout the United States and internationally. Our Manitex Liftking subsidiary is a provider of material handling equipment including the Noble straight-mast rough terrain forklift product line, Lowry high capacity cushion tired forklift and Schaeff electric indoor forklifts as well as specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking's rough terrain forklifts are used in both commercial and military applications

Forward-Looking Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Hayden IR
David Langevin	Peter Seltzberg
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	212-946-2849
djlangevin@manitexinternational.com	peter@haydenir.com

Tables follow

MANITEX INTERNATIONAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except for per share amounts)

	March 31, 2009	December 31, 2008
	Unaudited
ASSETS
Current assets
Cash	$128	$425
Trade receivables, (net of allowances of $82 and $118, at March 31,2009 and December 31, 2008 respectively)	9,263	17,159
Other receivables	99	127
Inventory (net)	22,101	22,066
Deferred tax asset	582	582
Prepaid expense and other	796	326

Total current assets	32,969	40,685

Total fixed assets (net)	5,694	5,878

Intangible assets (net)	20,679	21,148
Deferred tax asset	4,065	4,065
Goodwill	14,452	14,452

Total assets	$77,859	$86,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable—short term	$1,995	$1,564
Current portion of capital lease obligations	267	277
Accounts payable	7,762	12,083
Accrued expenses	2,052	2,837
Other current liabilities	87	301

Total current liabilities	12,163	17,062

Long-term liabilities
Line of credit	13,942	16,995
Deferred tax liability	4,186	4,186
Notes payable	4,740	5,057
Capital lease obligations	4,111	4,168
Deferred gain on sale of building	3,454	3,549
Other long-term liabilities	197	197

Total long-term liabilities	30,630	34,152

Total liabilities	42,793	51,214

Commitments and contingencies

Shareholders’ equity
Common Stock—no par value, Authorized, 20,000,000 shares authorized
Issued and outstanding, 10,836,132 and 10,584,378 at March 31, 2009 and December 31, 2008, respectively	45,271	45,022
Warrants	1,788	1,788
Paid in capital	165	239
Accumulated deficit	(11,835)	(11,896)
Accumulated other comprehensive loss	(323)	(139)

Total shareholders’ equity	35,066	35,014

Total liabilities and shareholders’ equity	$77,859	$86,228

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except for per share amounts)

	Three Months Ended March 31,
	2009	2008
	Unaudited	Unaudited
Net revenues	$14,042	$23,547
Cost of Sales	11,014	19,275

Gross profit	3,028	4,272
Operating expenses
Research and development costs	121	220
Selling, general and administrative expenses, including corporate expenses of $517 and $904 for 2009 and 2008, respectively	2,293	3,468
Restructuring expenses	131	—

Total operating expenses	2,545	3,688

Operating income from continuing operations	483	584
Other income (expense)
Interest expense	(403)	(542)
Foreign currency transaction losses	(10)	(9)
Other income	1	—

Total other expense	(412)	(551)

Income from continuing operations before income taxes	71	33
Income tax (benefit)	10	(478)

Net income from continuing operations	61	511
Discontinued operations
Income from operations of the discontinued Testing and Assembly Equipment segment, net of income taxes of $0 and $10 for 2009 and 2008, respectively	—	178

Net income	$61	$689

Earnings Per Share
Basic
Earnings from continuing operations	$0.01	$0.05
Earnings from discontinued operations	—	0.02

Net earnings	$0.01	$0.07

Diluted
Earnings from continuing operations	$0.01	$0.05
Earnings from discontinued operations	—	0.02

Net earnings	$0.01	$0.07

Weighted average common share outstanding
Basic	10,737,273	9,809,340
Diluted	10,745,528	10,255,805

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2009	2008
	Unaudited	Unaudited
Cash flows from operating activities:
Net income	$61	$689
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	559	483
Decrease in allowances for doubtful accounts	(36)	(8)
Deferred income taxes	—	(511)
Inventory reserves	40	(7)
Stock based deferred compensation	25	70
Reserve for uncertain tax positions	—	25
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	7,827	(344)
(Increase) decrease in inventory	(254)	(2,301)
(Increase) decrease in prepaid expenses	(474)	(156)
Increase (decrease) in accounts payable	(4,280)	1,035
Increase (decrease) in accrued expense	(775)	(756)
Increase (decrease) in other current liabilities	(209)	63
Discontinued operations - cash provided by operating activities	—	66

Net cash provided by (used) for operating activities	2,484	(1,652)

Cash flows from investing activities:
Purchase of property and equipment	(30)	(69)

Net cash used for investing activities	(30)	(69)

Cash flows from financing activities:
Borrowing on revolving credit facility	—	1,766
Repayments on revolving credit facility	(2,989)	—
New borrowings	894	—
Note payments (1)	(586)	(327)
Payments on capital lease obligations	(67)	(81)

Net cash provided by financing activities	(2,748)	1,358

Effect of exchange rate change on cash	(3)	68
Net decrease in cash and cash equivalents	(294)	(363)
Cash and cash equivalents at the beginning of the year	425	569

Cash and cash equivalents at end of period	$128	$274

(1)	On March 1, 2009, the Company issued 147,059 shares of its common stock to Terex Corporation, in lieu of $150 of the principal payment on the Term Note that was due on March 1, 2009. This transaction is a non-cash transaction. Accordingly, the cash flow statement excludes the impact of this transaction.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measure: “EBITDA” (earnings before interest, tax, depreciation and amortization). This non-GAAP term, as defined by the Company, may not be comparable to similarly titled measures used by other companies. EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as a substitute for net earnings, operating income and other consolidated earnings data prepared in accordance with GAAP or as a measure of our profitability. A reconciliation of net income to EBITDA is provided below.

The Company’s management believes that EBITDA and EBITDA as a percentage of sales represent key operating metrics for its business. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is a key indicator used by management to evaluate operating performance. While EBITDA is not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors in assessing our capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of EBITDA to GAAP financial measures for the three month periods ended March 31, 2009 and March 31, 2008 is included with this press release below and with the Company’s related Form 8-K.

Reconciliation of GAAP Net Income from Continuing Operations to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from Continuing Operations (in thousands)

	Three Months Ended
	March 31, 2009	March 31, 2008
Net income from continuing operations	$61	$511
Income tax (benefit)	10	(478)
Interest income	—	—
Interest expense	403	542
Foreign currency transaction losses	10	9
Other income (expense)	(1)	—
Depreciation & Amortization	559	483
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$1,042	$1,067
EBITDA % to sales	7.4%	4.5%

In an effort to provide investors with additional information regarding the Company’s results, Manitex International refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management believes provides useful information to investors. These measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures.

Manitex International believes that this information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Manitex International uses these non –GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are un-audited, are reported in thousands of U.S. dollars, and are as of or for the period ended March 31, 2009, unless otherwise indicated.

Current Ratio is calculated by dividing current assets by current liabilities.

	March 31, 2009	December 31, 2008
Current Assets	32,969	40,685
Current Liabilities	12,163	17,062
Current Ratio	2.7	2.4

Debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable and lines of credit.

	March 31, 2009	December 31, 2008
Current portion of long term debt	1,995	1,564
Current portion of capital lease obligations	267	277
Lines of credit	13,942	16,995
Notes payable – long term	4,740	5,057
Capital lease obligations	4,111	4,168
Debt	25,055	28,061

Manufacturing Expenses include manufacturing wages, salaries, fixed and variable overhead costs.

Operating Working Capital is calculated using the Consolidated Balance Sheet amounts for Trade receivables (net of allowance) plus other receivables, plus inventories, less Accounts payable. The Company considers excessive working capital as an inefficient use of resources, and seeks to minimize the level of investment without adversely impacting the ongoing operations of the business. As of March 31, 2009, operating working capital was:

	March 31, 2009	December 31, 2008
Trade receivables (net)	$9,263	$17,159
Other receivables	99	127
Inventory (net)	22,101	22,066
Less: Accounts payable	7,762	12,083
Total Operating Working Capital	$23,701	$27,269
% of Trailing Three Month Annualized Net Sales	42.2%	24.5%

Trailing Three Month Annualized Net Sales is calculated using the net sales for quarter, multiplied by four.

	Three Months Ended
	March 31, 2009	December 31, 2008
Net sales	14,042	27,792
Multiplied by 4	4	4
Trailing Three Month Annualized Net Sales	56,168	111,168

Working capital is calculated as total current assets less total current liabilities

	March 31, 2009	December 31 2008
Total Current Assets	32,969	40,685
Less: Total Current Liabilities	12,163	17,062
Working Capital	20,806	23,623